Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 5, 2026, relating to the consolidated financial statements of Telvantis Voice Services, Inc., as of and for the years ended December 31, 2024 and 2023, in this Amendment No. 3 Registration Statement on Form S-1 of Spectral Capital Corporation filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, Texas

September 18, 2026